UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  January 14, 2003

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

        This Form 8-K/A amends the Form 8-K filed by Eos International, Inc. (the “Company”) on January 15, 2003, by providing the historical and pro forma financial information required by Item 7 to Form 8-K, pursuant to paragraph (a)(4) thereof, in connection with the acquisition by the Company of I.F.S. of New Jersey, Inc., a New Jersey corporation.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired

Audited financial Statements of I.F.S. of New Jersey, a New Jersey corporation, including Balance Sheets as of September 28, 2002 and September 29, 2001, Statements of Operations and Cash Flows for each of the three fiscal years in the period ended September 28, 2002, Statements of Stockholder’s Equity (Deficit), and the Report of Independent Certified Public Accountants are provided herein.

(b)	Pro Forma Financial Information The following pro forma consolidated financial information of Eos International, Inc. is provided herein:

Description of the Transaction;

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002; and the Year Ended December 31, 2001.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months ended September 30, 2002; and the Year Ended December 31, 2001.

(c)	Exhibits.

Exhibit No.	Title

10.111*	Agreement, dated as of January 14, 2003, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.112*	Amended and Restated Registration Rights Agreement, dated as of January 14, 2003, among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.113*	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003 issued to DL Holdings I, L.L.C.

10.114*	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003, issued to Weichert Enterprise LLC

10.115*	Letter Agreement, dated January 14, 2002, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.116*	Form of Subscription Agreement between Eos International, Inc. and Investors

99.1*	Press Release, dated January 14, 2003

_________________

*	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2003.

I.F.S. of New Jersey, Inc.

FINANCIAL STATEMENTS As of September 28, 2002 and September 29, 2001 and the Years Ended September 28, 2002, September 29, 2001 and September 30, 2000

F-1

F-2

Report of Independent Auditors

To the Board of Directors and Stockholders
I.F.S. of New Jersey, Inc.

We have audited the accompanying balance sheets of I.F.S. of New Jersey, Inc. (the Company) as of September 28, 2002 and September 29, 2001, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the three fiscal years in the period ended September 28, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I.F.S. of New Jersey, Inc. as of September 28, 2002 and September 29, 2001, and the results of its operations and its cash flows for each of the three fiscal years in the period ended September 28, 2002, in conformity with auditing standards generally accepted in the United States of America.

/s/ Comyns, Smith McCleary LLP

Lafayette, California
December 4, 2002

I.F.S. OF NEW JERSEY, INC. BALANCE SHEETS
	September 28, 2002	September 29, 2001

Assets

Current Assets
Cash	$ 70,000	$ 178,000
Accounts receivable, less allowance for doubtful
accounts of $277,000 in 2002 and $359,000 in 2001	5,890,000	5,507,000
Refundable income taxes	--	102,000
Inventories	5,740,000	6,855,000
Prepaid expenses	1,418,000	1,477,000
Deferred income taxes	1,007,000	1,000,000
Other current assets	93,000	93,000

Total current assets	14,218,000	15,212,000

Property and Equipment
Property, plant and equipment	6,693,000	6,307,000
Accumulated depreciation and amortization	(5,561,000)	(5,082,000)

Property and equipment, net	1,132,000	1,225,000

Total Assets	$ 15,350,000	$ 16,437,000

F-4

I.F.S. OF NEW JERSEY, INC. BALANCE SHEETS
	September 28, 2002	September 29, 2001

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit	$4,970,000	$7,110,000
Accounts payable	3,915,000	4,107,000
Accrued liabilities	3,064,000	2,928,000
Current maturities of notes payable	660,000	660,000
Income taxes payable	235,000	--

Total current liabilities	12,844,000	14,805,000

Long-Term Liabilities
Notes payable	1,211,000	1,871,000
Deferred income taxes	2,000	12,000

Total long term liabilities	1,213,000	1,883,000

Total liabilities	14,057,000	16,688,000

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Common stock, no par value, 100 shares
authorized, issued and outstanding	--	--
Distributions in excess of capital	(251,000)	(251,000)

Retained earnings	1,544,000	--

	1,293,000	(251,000)

Total Liabilities and Stockholders’ Equity	$15,350,000	$16,437,000

See accompanying notes to financial statements.

F-5

I.F.S. OF NEW JERSEY, INC. STATEMENTS OF OPERATIONS
Years ended	September 28, 2002	September 29, 2001	September 30, 2000

Net sales	$ 52,793,000	$ 48,910,000	$ 41,243,000
Cost of goods sold	15,079,000	14,284,000	11,264,000

Gross margin	37,714,000	34,626,000	29,979,000
Sales and marketing	19,566,000	18,270,000	16,356,000
General and administrative	15,398,000	14,814,000	12,472,000

Operating profit	2,750,000	1,542,000	1,151,000
Other income (expense)
Interest expense	(314,000)	(387,000)	(272,000)
Other income (expense), net	224,000	(59,000)	350,000

Income before income taxes	2,660,000	1,096,000	1,229,000
Income tax provision	1,116,000	458,000	466,000

Net income	$ 1,544,000	$ 638,000	$ 763,000

See accompanying notes to financial statements.

F-6

I.F.S. OF NEW JERSEY, INC. STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)
	Common Shares	Common Stock	Treasury Stock	Distributions in Excess of Capital	Retained Earnings	Total

Balance, September 25, 1999	100	$ 532,000	$	$ --	$ 816,000	$ 1,348,000

Treasury stock purchases, net
(4.51 shares - See Note 6)	--	--	--	--	--	(88,000)

Net income	--	--	(88,000)	--	763,000	763,000

Balance, September 30, 2000	100	532,000	--	--	1,579,000	2,023,000

Dividends paid	--	--	(88,000)	--	(2,217,000)	(2,217,000)

Distributions paid	--	(532,000)	--	(251,000)	--	(783,000)

Treasury stock sales (4.51
shares - See Note 6)	--	--	--	--	--	88,000

Net income	--	--	88,000	--	638,000	638,000

Balance, September 29, 2001	100	--	--	(251,000)	--	(251,000)

Net income	--	--	--	--	1,544,000	1,544,000

Balance, September 28, 2002	100	$ --	$ --	$(251,000)	$ 1,544,000	$ 1,293,000

See accompanying notes to financial statements. F-7

I.F.S. OF NEW JERSEY, INC. STATEMENTS OF CASH FLOWS
Years ended	September 28, 2002	September 29, 2001	September 30, 2000

Cash Flows From Operating Activities:
Net income	$1,544,000	$638,000	$763,000
Adjustments to reconcile net income to net cash from
operating activities:
Depreciation and amortization	513,000	549,000	419,000
Deferred income tax provision (benefit), net	(17,000)	98,000	361,000
Loss on disposal of property and equipment	--	3,000	2,000
Changes in asset and liability accounts:
Accounts receivable	(383,000)	(1,385,000)	(1,288,000)
Inventories	1,115,000	(1,554,000)	(295,000)
Prepaid expenses	59,000	230,000	(361,000)
Refundable income taxes	102,000	300,000	(402,000)
Other current assets	--	(61,000)	47,000
Accounts payable	(192,000)	123,000	(112,000)
Accrued liabilities	136,000	182,000	(18,000)
Income taxes payable	235,000	--	(110,000)

Net cash provided by (used in) operating activities	3,112,000	(877,000)	(994,000)

Cash Flows From Investing Activities:
Capital expenditures	(420,000)	(455,000)	(451,000)

Net cash used in investing activities	(420,000)	(455,000)	(451,000)

Net Cash From Financing Activities:
Borrowings on (payments of) long-term debt	(660,000)	1,660,000	(275,000)
Net borrowings (repayments) on line of credit	(2,140,000)	2,646,000	1,863,000
Sale (purchase) of treasury stock	--	88,000	(88,000)
Dividends paid	--	(3,000,000)	--

Net cash (used in) provided by financing activities	(2,800,000)	1,394,000	1,500,000

Net (Decrease) Increase In Cash	$(108,000)	$62,000	$55,000
Cash, at beginning of year	178,000	116,000	61,000

Cash, at end of year	$70,000	$178,000	$116,000

Supplemental Disclosures:
Interest paid	$356,000	$396,000	$277,000
Income taxes paid	$894,000	$359,000	$618,000

See accompanying notes to financial statements. F-8

I.F.S. OF NEW JERSEY, INC.

NOTES TO FINANCIAL STATEMENTS

1.	General and Summary of Significant Accounting Policies	General — I.F.S. of New Jersey, Inc. (the“Company”), was incorporated in the state of New Jersey in September 1997. The Company is engaged in various activities for the purpose of assisting principally schools and other not-for-profit organizations with their fund raising programs. IFS primarily sells products, consisting of costume jewelry, calendars, posters, specialty gift items, seasonal items, and confectionery to fundraising organizations, which, in turn, sell the products to end use customers at a markup from the price paid to IFS.

The Company’s principal offices are located in Benicia, California, and its geographic markets encompass the United States and the Caribbean.

Basis of Presentation – The Company uses the accrual method of accounting for both financial and tax reporting purposes.

Fiscal year – The Company’s fiscal year consists of 52 or 53 weeks ending on the last Saturday in September. All references to years relate to fiscal years rather than calendar years.

Seasonality – The Company operates within a highly seasonal industry whereby approximately 60% of its sales are earned during the months of October through December. Such seasonality should be considered when comparing fiscal year activities with those based on a calendar year.

Inventories – Inventories are valued at the lower of cost or market as determined by the first-in-first-out (“FIFO”) method.

Property and Equipment –Property and equipment is stated at amounts representing historical cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Shorter of the estmiated useful lives of the assets or related lease term
Leasehold improvements	(10 years)

Machinery and equipment	5-15 years

Furniture and fixtures	3-5 years

Computer software and equipment	3-5 years

F-9

Revenue Recognition –The Company generally recognizes sales revenue from product sales upon delivery. Discounts and cash sales incentives are generally recorded as reductions of revenue during the period in which the related revenue is recorded. The Company records provisions for estimated returns and incentives at the time revenue is recorded based on historical experience.

Operating Leases –Leases that do not meet the conditions of a capital lease, because benefits and risks of ownership remain with the lessor, are treated as operating leases. Lease payments are charged to rental expense by the Company.

Income Taxes – The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Advertising Costs – The Company generally expenses advertising costs as incurred, except for the cost of certain catalogs and brochures, which are recorded as prepaid expenses and amortized during the subsequent fiscal year in accordance with AICPA Statement of Position No. 93-7, Reporting on Advertising Costs. Total advertising costs, including amortization of catalog and brochure costs, for fiscal 2002, 2001, and 2000, were $2,522,000, $2,130,000 and $2,179,000, respectively. Total advertising costs capitalized as prepaid expenses at September 28, 2002, and September 29, 2001 were $1,109,000 and $1,258,000, respectively.

Shipping and Handling –Shipping and handling expense, which is comprised of primarily outbound freight and associated direct labor costs, is included on the accompanying statements of operations as sales and marketing expense. Total shipping and handling expense for fiscal 2002, 2001, and 2000 was $3,550,000, $3,397,000 and $2,429,000, respectively. Fees billed to customers for shipping and handling costs were not significant for fiscal 2002, 2001, and 2000.

Use of Estimates –The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassifications –Certain prior year amounts have been reclassified to conform to the current year’s presentation.

New Accounting Pronouncements —In May 2000, the Emerging Issues Task Force (“EITF”) of the Financial Accounting Standards Board (“FASB”) reached a consensus on Issue 00-14, Accounting for Certain Sales Incentives. In April 2001, the EITF reached a consensus on Issue 00-25, Vendor Income Statement Characterization of Consideration to a Purchaser of the Vendor’s Products or Services. Both Issue 00-14 and 00-25 have been codified under Issue 01-09, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products. The Company adopted this Issue as of September 30, 2001. EITF 01-09 requires the characterization of certain vendor sales incentives such as promotions, trade ads, slotting fees, and coupons as reductions of revenue. Certain of these expenses, previously classified as selling, general and administrative costs, are now characterized as offsets to revenue. Reclassifications have been made to prior period financial statements to conform to the current year presentation. Total vendor sales incentives now characterized as reductions of revenue that previously would have been classified as selling, general and administrative costs were approximately $1,350,000, $1,518,000, and $1,343,000 for fiscal 2002, 2001, and 2000.

F-10

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. SFAS 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

The Company has adopted the provisions of SFAS 141 as of July 1, 2001. Management does not expect SFAS 142 to have a material impact on the Company’s financial position or results of operations upon adoption on September 29, 2002.

In August 2001, the FASB issued SFAS No. 144, Accounting For The Impairment Or Disposal Of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of. The statement retains the previously existing accounting requirements related to the recognition and measurement of the impairment of long-lived assets to be disposed of by sale to include discontinued operations. It also expands the previously existing reporting requirements for discontinued operations to include a component of an entity that either has been disposed of or is classified as held for sale. Management does not expect this statement to have a material impact on the Company’s financial position or results of operations upon adoption on September 29, 2002.

F-11

2.	Balance Sheet Components	Inventory held by the Company consisted of the following:

	2002	2001

Finished goods and supplies	$5,123,000	$6,132,000
Work-in process	5,000	2,000
Raw materials	612,000	721,000

	$5,740,000	$6,855,000

Accrued liabilities consisted of the following:

	2002	2001

Payroll and benefits	$1,429,000	$1,240,000
Accrued freight charges	514,000	532,000
Commissions	306,000	335,000
Other	815,000	821,000

	$3,064,000	$2,928,000

3.	Property and Equipment	Property and equipment consisted of the following:

	2002	2001

Leasehold improvements	$ 935,000	$ 935,000
Machinery and equipment	1,541,000	1,515,000
Furniture and fixtures	994,000	993,000
Software	1,487,000	1,367,000
Computer equipment	1,717,000	1,476,000
Construction in progress	19,000	21,000

	6,693,000	6,307,000
Less accumulated depreciation	(5,561,000)	(5,082,000)

	$ 1,132,000	$ 1,225,000

Depreciation and amortization expense for 2002, 2001, and 2000, was $513,000, $549,000 and $419,000, respectively.

4.	Bank Line of Credit	In October 1997, the Company obtained a line of credit with a bank, which provides for borrowings up to $12,000,000 with interest payable at a variable rate of interest that is generally related to the bank’s borrowing rate plus 1%. Outstanding advances may not exceed specified percentages of eligible accounts receivable and inventory as defined in the agreement. The line of credit expires in October 2003 and requires that certain financial covenants be maintained. Borrowings under the line of credit are secured by accounts receivable, inventories, and property and equipment. At September 28, 2002 outstanding borrowings were $4,970,000 and the effective interest rate was 4.75%, and at September 29, 2001 outstanding borrowings were $7,110,000 and the effective interest rate was 6.75%. At September 28, 2002, the Company had $6,168,000 of additional borrowings available under this line of credit after considering its borrowing base restrictions. This borrowing arrangement also includes a $3,000,000 letter of credit facility. At September 28, 2002, the Company had posted a letter of credit of $432,000 for the benefit of one of its vendors.

F-12

5.	Long-Term Debt	Long-term debt at September 28, 2002 and September 29, 2001 consisted of the following:

	2002	2001

Note payable to a bank secured by all assets of the Company. Payable in equal monthly installments of $55,000, plus interest payable at rate (5.5% at September 28, 2002). Due in October 2003	$ 1,871,000	$ 2,531,000
Less current portion	(660,000)	(660,000)

	$ 1,211,000	$ 1,871,000

Pursuant to an amendment to the Company’s line of credit agreement, the aforementioned note payable to a bank becomes due concurrently with the Company’s line of credit agreement (Note 4) in October 2003. Future scheduled payments on the note based on the line of credit’s existing maturity date are as follows:

Amount

2003	$ 660,000
2004	1,211,000

$1,871,000

6.	Treasury Stock	During fiscal year 2000, the Company repurchased 4.77 outstanding shares from two former shareholders at purchase prices based on an independent valuation of the Company. The Company resold 26/100 of one share (0.26) to an existing shareholder during the fiscal year 2000 at a sales price equal to the Company’s repurchase price. In October 2000, the Company’s Board of Directors authorized the resale of the remaining 4.51 shares held in treasury at September 30, 2000 to existing shareholders and other key employees also at sales prices equal to the Company’s repurchase price.

7.	Operating Leases	The Company leases its office facilities under the terms of an operating lease, which calls for monthly lease payments of $76,000 through October 2006. The lease expires in October 2006.

The Company leases certain other equipment used in its operations under non-cancelable operating lease agreements expiring during the 2004 fiscal year. The leases generally provide that the Company pays taxes, insurance, maintenance and certain other operating expenses. Office and equipment rental expense totaled $908,000 in 2002 and $774,000 in 2001 and 2000.

F-13

Future minimum lease payments for all non-cancelable operating leases at September 28, 2002 are as follows:

Amount

2003	$ 963,000
2004	924,000
2005	914,000
2006	914,000
2007	76,000

$3,791,000

8.	Concentration of Risk	Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of customer trade accounts receivable. The Company extends credit in the normal course of business to schools and other fund raising organizations. The Company performs credit evaluations of financial condition as deemed necessary and, generally, no collateral is required from its customers. Credit losses, if any, have been within management’s expectations and estimates are provided for in the financial statements.

The Company maintains demand deposits with a financial institution with credit risk, in the normal course of business, to meet its operating needs. The Company’s credit risk lies with the exposure to loss of uninsured demand deposits in the event of nonperformance by the financial institution.

9.	Income Taxes	The income tax provision consists of the following:

	2002	2001	2000

Current:
Federal	$902,000	$286,000	$73,000
State	231,000	73,000	32,000

Total current	1,133,000	359,000	105,000

Deferred:
Federal	(14,000)	84,000	306,000
State	(3,000)	15,000	55,000

Total deferred	(17,000)	99,000	361,000

Total	$1,116,000	$458,000	$466,000

F-14

Temporary differences between the tax basis of assets and liabilities that give rise to the deferred tax assets and their approximate tax effects are as follows:

	2002	2001

	Temporary Difference	Tax Effect	Temporary Difference	Tax Effect

Current:
Deferred compensation	$ 524,000	$ 210,000	$ 654,000	$ 262,000
Accrued vacation	213,000	85,000	207,000	83,000
Allowance for doubtful accounts	277,000	111,000	386,000	154,000
Excess of inventory
obsolescence reserves over
actual disposals	1,277,000	511,000	1,298,000	519,000
Other reserves	214,000	86,000	(48,000)	(19,000)
Other	11,000	4,000	3,000	1,000

Total current	2,516,000	1,007,000	2,500,000	1,000,000

Non-current:
Accumulated depreciation	(4,000)	(2,000)	(31,000)	(12,000)

Total	$ 2,512,000	$ 1,005,000	$ 2,469,000	$ 988,000

The Company has recorded deferred tax assets of $1,007,000 as of September 28, 2002, and $1,000,000 as of September 29, 2001, reflecting the benefits of various temporary differences between financial statement and income tax reporting. Realization of these amounts is dependent on generating sufficient future taxable income. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized. The amount of the deferred tax assets, however, could be reduced in the near term if estimates of future taxable income are reduced.

10.	Related Party Transactions	Effective October 6, 1997, the Company entered into an agreement to receive management consulting services from an affiliated entity, I.F.S. Management, LLC (“IFSM”). Pursuant to the terms of this agreement, the Company shall pay IFSM fees equal to 0.6% of gross revenues for each fiscal year. This agreement expires December 31, 2010 and may be extended or terminated at any time by mutual consent of the parties. For the fiscal years ended 2002, 2001, and 2000, management fees paid or accrued pursuant to this agreement amounted to $328,000, $306,000 and $260,000 respectively and are recorded as general and administrative expense.

F-15

The Company also provides management services to a company with common ownership. For the fiscal years ended 2002, 2001, and 2000, the Company was compensated $192,000. This fee was recorded as other income.

11.	Employee Benefit Plans	A defined contribution pension plan and a defined contribution profit-sharing plan are in effect covering substantially all the employees of the Company. The profit sharing plan includes a 401(k) salary deferral plan (“401(k)”). The pension contributions are determined as a percentage of each participating employee’s compensation. The profit sharing contributions are made at the Board of Directors’ discretion. Contributions to the 401(k) plan are in the form of employee salary deferrals, which may be subject to employer matching contributions up to a specific limit. The Company’s expense incurred in connection with the pension plan was $862,000 in 2002, $713,000 in 2001, and $659,000 in 2000. During 2002, 2001, and 2000, the Company made contributions to the profit-sharing plan totaling approximately $243,000, $112,000 and $15,000, respectively.

12.	Litigation	During 2002, a lawsuit claiming damages of $150,000 was filed against the Company for copyright infringement on a product manufactured for and sold by the Company. Based on discussions with legal counsel, management believes that it is likely that a settlement will be reached during the subsequent fiscal year. However, as of September 28, 2002, the ultimate amount of the settlement is not yet known. Management has estimated its probable liability to be $175,000, which includes an estimate of related legal expenses. This amount is included in general and administrative expense on the accompanying statement of operations.

The Company is also a named defendant in litigation involving a former employee who claims discrimination and wrongful termination. While management believes that it has a solid legal defense to these claims and that damages, if any, will not have a significant adverse impact on the Company’s financial position, the likelihood of a favorable outcome to the Company is not certain. No adjustments have been made to the accompanying financial statements as a result of this uncertainty.

F-16

13.	Revenue by Product and Georgraphic Area	The Company sells products to various organizations for use in fundraisers within one industry segment.

Information concerning principal geographic areas are as follows:

		2002		2001		2000

	Revenues as a Percent of Total	Net Property	Revenues as a Percent of Total	Net Property	Revenues as a Percent of Total	Net Property

United States	99%	$1,132,000	98%	$1,225,000	98%	$1,322,000
Caribbean	1	--	2	--	2	--

	100%	$1,132,000	100%	$1,225,000	100%	$1,322,000

A summary of the Company’s revenue is as follows:

	2002	2001	2000

Revenues:
Collectibles and gift items	$22,296,000	$19,248,000	$14,020,000
Confectionery	13,024,000	13,075,000	11,394,000
Jewelry	12,482,000	12,024,000	12,473,000
Calendar and gift wrap	5,726,000	5,385,000	4,220,000
Other	615,000	696,000	479,000
Sponsor incentives	(1,350,000)	(1,518,000)	(1,343,000)

Total	$52,793,000	$48,910,000	$41,243,000

No one customer accounted for more than 10% of the Company’s annual revenues in fiscal 2002, 2001, or 2000.

F-17

EOS INTERNATIONAL, INC., I.F.S. OF NEW JERSEY, INC. AND REGAL GREETINGS & GIFTS

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Page

Description of the Transactions	F-19

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
September 30, 2002	F-21

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002	F-23

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Nine Months Ended September 30, 2002	F-25

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine
Months Ended September 30, 2002	F-26

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2001	F-27

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended
December 31, 2001	F-29

F-18

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
EOS INTERNATIONAL, INC.

Description of the Transactions

        On January 14, 2003, Eos International, Inc., a Delaware corporation (“Eos”), pursuant to an Agreement and Plan of Merger (“Merger Agreement”) dated as of December 10, 2002, as amended, acquired I.F.S. of New Jersey, Inc., a New Jersey corporation (“IFS”) and a privately held consumer products fund-raising company. IFS’ business consists of all the assets of an ongoing business, including cash, accounts receivable, property and equipment, inventory, prepaid expenses, goodwill, and other intangibles. This acquisition was accounted for as a purchase.

        Under the terms of the Merger Agreement, approximately 15,988,000 shares of Eos common stock and 1,000 shares of Series E Junior Convertible Preferred Stock were issued in exchange for all of the outstanding shares of IFS common stock. By virtue of the transaction, IFS became a wholly owned subsidiary of Eos.

        The following unaudited pro forma financial statements give effect to Eos’ acquisition of IFS for an aggregate purchase price of approximately $15.5 million, including estimated acquisition costs of $0.7 million, and pertaining to the 2001 statement of operations, the acquisition of Regal Greetings & Gifts division of MDC Corporation, and the acquisition of Prime De Luxe, Inc. (a subsidiary of MDC Corporation) (collectively, “Regal”), as adjusted for: (i) the issuance of 15,988,000 shares of Eos common stock at $0.55 per share and 1,000 shares of Series E Junior Convertible Preferred Stock at $6,050 per share; (ii) the $7.5 million private equity offering of 15,000,000 shares of Eos common stock at $0.50 per share; (iii) the issuance of 900,000 shares of Eos common stock at $0.50 per share as a placement fee; (iv) the repayment of Eos’ short-term bridge notes, including accrued interest on such notes, with $4.0 million in cash and the issuance of 1,000 shares of redeemable Series D Preferred Stock; (v) the modification of 2,600,000 existing warrants by eliminating a redeemable obligation of $2.3 million, repricing such warrants from an exercise price of $2.95 per share to $0.25 per share, and the issuance of 400,000 additional warrants with an exercise price of $0.25 per share; (vii) the extension of the maturity date of the promissory note in the principal amount of $3.5 million issued by Discovery Toys, Inc., a wholly-owned subsidiary of Eos (“Discovery Toys”), to Avon Products, Inc., dated January 15, 1999, as amended, to December 2004; and (vii) the elimination of a deferred bonus of $3.0 million previously payable by Eos to Peter A. Lund, Chairman of the Board of Directors. The acquisition of IFS by Eos was contingent on the $7.5 million private equity offering and the various financing transactions discussed above being consummated prior to or simultaneously with the close of the acquisition.

        The consideration paid to the pre-acquisition shareholders of IFS for the acquisition of IFS consisted of 15,988,000 shares of Eos common stock and 1,000 shares of Eos Series E Junior Convertible Preferred Stock, redeemable at $0.01 per share, plus the assumption of existing liabilities. The purchase consideration used in the pro forma financial statements was based on the fair value of Eos common stock as of December 11, 2002, the date on which the Merger Agreement was executed, the terms of the transaction were agreed upon, and the transaction was announced. This estimated fair value was based on the average closing price of Eos common stock during the period from December 6, 2002 through December 13, 2002.

        Eos and IFS share certain common officers, directors and shareholders. James M. Cascino, President, Chief Executive Officer, and Director of Eos also serves as President and Chief Executive Officer of IFS. Jack B. Hood, Chief Financial Officer and Treasurer of Eos, also serves as Chief Financial Officer of IFS. Anthony R. Calandra, Julius Koppelman, and William S. Walsh serve on the board of directors of both Eos and IFS. Messrs. Cascino, Hood, and Walsh, together with members of McGuggan, L.L.C., a New Jersey limited liability company, collectively own and control approximately 35% of the voting stock of Eos and approximately 87% of the voting stock of IFS. Messrs. Calandra, Liati and Adubato are principals and/or officers of, and beneficially own 75% of, McGuggan, L.L.C. as well as acting directors of IFS.

        The unaudited pro forma condensed financial statements are based upon the historical financial statements of Eos, IFS, and Regal, after giving effect to Eos’ acquisition of IFS and Regal. These unaudited pro forma condensed financial statements are not necessarily indicative of what Eos’ actual financial position or results of operations would have been had the foregoing transactions been consummated on such dates, nor does it give effect to the synergies, cost savings and other charges, if any, expected to result from the acquisitions. Accordingly, the pro forma financial information does not purport to be indicative of Eos’, IFS’, or Regal’s financial position or results of operations as of the date hereof or for any period ended on the date hereof or as of or for any other future date or period.

        The following unaudited pro forma condensed financial statements illustrate the effect of Eos’ acquisitions of IFS and Regal on Eos’ financial position and results of operations. The unaudited pro forma condensed combined balance sheet as of September 30, 2002 is based on the historical balance sheets of Eos and IFS and assumes that Eos’ acquisition of IFS and Regal occurred on that date. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 are based on the historical statements of operations of IFS and Regal combined with the historical statements of operations of Eos, as adjusted, and assume that Eos’ acquisition of IFS and Regal occurred on January 1, 2001. Eos’ results of operations included in the pro forma consolidated statements of operations for the year ended December 31, 2001 reflect the reverse merger on July 18, 2001 between Eos and Discovery Toys (which was reported in a Current Report on Form 8-K and an amendment thereto on Form 8-K/A filed with the SEC on August 1, 2001 and December 17, 2001, respectively, and was reflected in the financial statements of Eos filed as part of Eos’ Form 10-K for the year ended December 31, 2001, filed with the SEC on April 10, 2002) as if such reverse merger occurred on January 1, 2001.

Eos International, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2002

	Historical EOS	Historical IFS	IFS Merger Adjustments		Combined Companies	Financing Adjustments(h)		Combined As Adjusted

ASSETS
Current Assets:
Cash and cash equivalents	$ 1,028,000	$ 70,000	$ --		$ 1,098,000	$ 6,300,000	(d)	$ 3,398,000
						(4,000,000)	(e)
Restricted cash						1,200,000	(d)	1,200,000
Accounts receivable, net	1,187,000	5,890,000			7,077,000			7,077,000
Inventory	22,105,000	5,740,000			27,845,000			27,845,000
Prepaid expenses and other current assets	3,553,000	1,511,000			5,064,000			5,064,000
Deferred tax assets	177,000	1,007,000			1,184,000			1,184,000

Total current assets	28,050,000	14,218,000			42,268,000	3,500,000		45,768,000

Property and equipment, net	3,877,000	1,132,000			5,009,000			5,009,000
Goodwill	5,676,000	--	13,702,000	(a)	19,378,000			19,378,000
Deferred tax assets	459,000	--			459,000			459,000
Acquired intangible assets	2,173,000	--	548,000	(a)	2,721,000			2,721,000
Other non-current assets	51,000	--			51,000			51,000

Total assets	$40,286,000	$15,350,000	$14,250,000		$69,886,000	$3,500,000		$73,386,000

F-21

Eos International, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet As of September 30, 2002 (Continued)

	Historical EOS	Historical IFS	IFS Merger Adjustments		Combined Companied	Financing Adjustments		Combined As Adjusted

Liabilities and Stockholders Equity (Deficit)
Current Liabilities:

Accounts payable and accrued
liabilities	$13,775,000	$7,214,000	$700,000	(a)	$21,689,000	$(681,000)	(e)	$21,008,000

Lines of credit	5,684,000	4,970,000			10,654,000			10,654,000

Short-term bridge notes, net of
discount	6,500,000	--			6,500,000	(6,500,000)	(e)	--

Redeemable warrants	2,340,000	--			2,340,000	(2,340,000)	(e)	--

Current maturities of notes
payable	5,114,000	660,000			5,774,000	(3,696,000)	(f)	2,078,000

Total current liabilities	33,413,000	12,844,000	700,000		46,957,000	(13,217,000)		33,740,000

Accrued compensation	3,000,000	--			3,000,000	(3,000,000)	(g)	--

Notes payable, less current maturities	12,580,000	1,211,000			13,791,000	3,696,000	(f)	17,487,000

Redeemable warrants	988,000	--			988,000			988,000

Deferred income taxes payable	--	2,000			2,000			2,000

Minority interest	3,821,000	--			3,821,000			3,821,000

Redeemable Series D preferred stock						3,181,000	(e)	3,181,000

Total liabilities	53,802,000	14,057,000	700,000		68,559,000	(9,340,000)		59,219,000

Stockholders Equity (Deficit):

Common stock, $0.01 par value	561,000	--	160,000	(a)	721,000	159,000	(d)	880,000

Series E Preferred stock	--	--	6,050,000	(a)	6,050,000			6,050,000

Additional paid in capital	--	--	1,238,000	(a)	1,238,000	7,341,000	(d)	14,789,000

						2,340,000	(e)

						870,000	(e)
						3,000,000	(g)

Distributions in excess of	(7,395,000)	(251,000)	7,395,000	(a)	--			--
capital			251,000	(b)

Retained earnings (accumulated deficit)	(6,666,000)	1,544,000	(1,544,000)	(c)	(6,666,000)	(870,000)	(e)	(7,536,000)

Cumulative translation adjustment	(16,000)	--			(16,000)			(16,000)

Total Stockholders Equity (Deficit)	(13,516,000)	1,293,000	13,550,000		1,327,000	12,840,000		14,167,000

Total Liabilities and Stockholders Equity (Deficit)	$40,286,000	$15,350,000	$14,250,000		$69,886,000	$3,500,000		$73,386,000

F-22

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002

(a)	Adjustment to reflect Eos’ acquisition of IFS, which was accounted for as a purchase with the assets acquired and liabilities assumed recorded at estimated fair values, as follows:

Purchase price is comprised of the following:

Common stock	$ 8,793,000	(1)
Series E Junior Convertible Preferred Stock	6,050,000	(1)
Acquisition costs	700,000	(2)

Total purchase price	$ 15,543,000

Preliminary allocation of purchase price:

Preliminary estimate of fair value of tangible assets
acquired	$15,350,000	(3)
Acquired intangible assets	548,000	(3)
Goodwill	13,702,000	(3)
Preliminary fair value of liabilities assumed	(14,057,000)

	15,543,000

(1)

Eos issued 15,988,000 shares of common stock and 1,000 shares of Series E Junior Convertible Preferred Stock in exchange for all of the common stock of IFS. In the pro forma balance sheet, Eos common stock is valued at $0.55 per share. The purchase consideration used in the pro forma financial statements was based on the fair value of Eos common stock as of December 11, 2002, the date on which the merger agreement was executed, the terms of the transaction were agreed upon, and the transaction was announced. This estimated fair value was based on the average closing price of Eos common stock during the period from December 6, 2002 through December 13, 2002.

The issuance of the 15,988,000 shares of Eos common stock valued at $0.55 was recorded as follows:

Common stock, par value of $0.01 per share	$ 160,000
Distributions in excess of capital	7,395,000
Additional paid in capital	1,238,000

$ 8,793,000

Each share of Eos Series E Junior Convertible Preferred Stock is valued at $6,050 per share, has a liquidation preference of $0.01 per share, and is convertible into 11,000 shares of Eos common stock immediately upon the effectiveness of an amendment to Eos’ Restated Certificate of Incorporation increasing Eos’ authorized shares of common stock to a number of shares sufficient to accommodate such conversion.

(2)	Estimated legal, accounting and professional services fees to complete the transaction.

F-23

(3)

Purchase allocation to tangible assets is a preliminary estimate made by management. Estimate assumes that historical values of tangible net assets approximate fair value. Management expects to complete its valuation of IFS by August 2003 and has estimated the intangible valuations in this balance sheet.

(b)	To reflect the elimination of historical common stock of IFS.

(c)	To reflect the elimination of historical retained earnings of IFS.

(d)

Adjustment to reflect private equity offering of 15,000,000 shares of Eos common stock at $0.50 per share, resulting in $7.5 million of gross cash proceeds, and the issuance of a placement fee of 900,000 shares of Eos common stock at $0.50 per share to Allen & Company. Proceeds of $1,200,000 may only be used by Eos for: compensation for chief executive officer, chief financial officer, or accounting staff or consultants; specified recruiting fees; costs related to acquisitions of businesses; costs related to the refinancing of debt; costs related to investment banking services; payments to avoid default on any debt; and any other expenditures agreed upon by Eos and the holders of Eos’ Series D Preferred Stock. Should these funds not be expended for such purposes by July 4, 2004, such funds would be restricted for redemption of the Eos Series D Preferred Stock. The adjustment is summarized as follows:

Cash and cash equivalents	$6,300,000
Restricted cash	1,200,000

Total cash proceeds	$7,500,000

Issuance of 15,000,000 shares of common stock at $0.50 per
share and placement fee of 900,000 shares of common
stock:
Common stock at $0.01 par value	$ 159,000
Additional paid in capital	7,341,000

Total increase to shareholder's equity	$7,500,000

(e)

Adjustment to reflect repayment of $4.0 million of principal on bridge notes from the proceeds of the private placement and repayment of $2.5 million of remaining principal and $681,000 of accrued interest through the issuance of 1,000 shares of redeemable Series D Preferred Stock with a fair value of $3,181,000, and the elimination of the put feature associated with warrants to purchase 2,600,000 shares of common stock granted to Eos’ former short-term bridge lenders in December 2001. To extinguish the put, which had a redemption value of $0.90 per warrant, Eos reduced the exercise price related to the call feature of the warrants from $2.95 to $0.25 and issued an additional 400,000 warrants with an exercise price of $0.25 to the former short-term bridge lenders. The incremental fair value attributable to the modification of the call price of 2,600,000 warrants and the grant of 400,000 additional warrants is $870,000 based on the Black Scholes option-pricing model. The elimination of the put feature results in the reclassification of the $2,340,000 of redeemable warrants from a liability to additional paid in capital.

(f)	Adjustment to reflect the extension of the maturity date of a note payable to December 2004. This adjustment reflects the reclassification of this liability from short-term to long-term.

(g)

Adjustment to reflect the restructuring of Peter A. Lund’s bonus. Pursuant to the amendment to his employment agreement, Mr. Lund, who is the Chairman of the Board of Eos, forfeited his deferred bonus of $3,000,000 as of October 22, 2002, the date on which the amendment was executed. This adjustment reflects the reclassification of this liability to additional paid in capital. The amendment also provides for Mr. Lund to be awarded non-qualified stock options to purchase the number of shares of Eos common stock of the Company determined by dividing 3,000,000 by the gross purchase price per share of Eos common stock paid in Eos’ $7.5 million private equity offering. The options will vest immediately on the date of grant and have a term of approximately 10 years. The grant of these options is subject to approval by the Eos stockholders and has not been reflected in the pro forma balance sheet.

(h)	The above financing adjustments, discussed in notes (d) through (g) above, have been included because the acquisition of IFS was contingent upon the execution of each of the financing transactions.

F-24

Eos International, Inc. Unaudited Pro Forma Condensed Statement of Operations Nine Months Ended September 30, 2002

	Historical EOS	Historical IFS	IFS Merger Adjustments	Combined Companies	Financing Adjustments (e)		Combined As Adjusted

Sales	$52,148,000	$22,829,000	$--	$74,977,000	$--		$74,977,000
Cost of sales	28,589,000	6,460,000		35,049,000			35,049,000

Gross profit	23,559,000	16,369,000	--	39,928,000	--		39,928,000
Operating Expenses:
Sales and marketing	16,030,000	11,100,000		27,130,000			27,130,000
General and administrative	15,355,000	9,450,000	82,000 (a)	24,887,000	--		24,887,000

Operating loss	(7,826,000)	(4,181,000)	(82,000)	(12,089,000)	--		(12,089,000)
Other Income (Expense):
Interest income	39,000	--		39,000			39,000
Interest expense	(5,637,000)	(137,000)		(5,774,000)	3,542,000	(b)	(2,232,000)
Other income (expense), net	78,000	(217,000)		(139,000)			(139,000)

Total other income (expense)	(5,520,000)	(354,000)	--	(5,874,000)	3,542,000		(2,332,000)

Loss Before Income Taxes	(13,346,000)	(4,535,000)	(82,000)	(17,963,000)	3,542,000		(14,421,000)
Income tax benefit	(1,303,000)	(1,798,000)		(3,101,000)			(3,101,000)

Loss before minority interest	(12,043,000)	(2,737,000)	(82,000)	(14,862,000)	3,542,000		(11,320,000)
Minority interest	501,000	--		501,000			501,000

Loss from continuing operations	(11,542,000)	(2,737,000)	(82,000)	(14,361,000)	3,542,000		(10,819,000)
Preferred dividend	--	--		--	310,000	(c)	310,000

Loss from continuing operations
applicable to common
stockholders	$(11,542,000)	$(2,737,000)	$(82,000)	$(14,361,000)	$3,232,000		$(11,129,000)

Basic and diluted loss from
continuing operations
applicable to common	$(0.21)						$(0.14)
stockholders

Basic and diluted shares used in
computations	56,132,000						81,020,000 (d)

F-25

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations Nine Months Ended September 30, 2002

(a)	To adjust for amortization of franchisee relationships valued at $548,000 over an estimated 5-year life.

(b)

Adjustment to reflect elimination of interest expense resulting from the retirement of the bridge notes. This amount includes $958,000 of amortization of the discount on the notes, $634,000 of interest accrued based on the notes’ stated rate of 13%, and $1,950,000 associated with the increase in the redemption price of the warrants’ put feature.

(c)	Adjustment to reflect deemed dividend of 13% on redeemable Series D Preferred Stock.

(d)

Adjusted to reflect the private placement of 8,000,000 shares of Eos common stock sold for $4.0 million that were used to repay a portion of Eos’ short-term bridge notes; the issuance of 900,000 shares of Eos common stock to the placement agent in connection with Eos’ $7.5 million private equity offering; and the issuance of 15,988,000 shares of Eos common stock to effect the acquisition of IFS. This amount excludes 7,000,000 shares sold for $3.5 million that will be retained for general corporate purposes, of which $1.2 million may only be used for the compensation of Eos’ chief executive officer, chief financial officer, or accounting staff or consultants; specified recruiting fees; costs related to acquisitions of businesses; costs related to the refinancing of debt; costs related to investment banking services; payments to avoid default on any debt; and any other expenditures agreed upon by Eos and the holders of Eos Series D Preferred Stock. Should these funds not be expended for such purposes by July 4, 2004, such funds would be restricted for redemption of the Eos Series D Preferred Stock.

(e)	The financing adjustments, disclosed in (b) and (c) above, were included because the acquisition of IFS was contingent upon the execution of each of these financing transactions.

F-26

Eos International, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations Year ended December 31, 2001

	Historical Eos(a)	Historical Regal Jan. 1, 2001- Dec. 14, 2001(b)	Regal Merger Adjustments(b)		Historical IFS

Sales	$44,280,000	$51,978,000	$--		51,388,000

Cost of sales	25,920,000	23,839,000			14,510,000

Gross profit	18,360,000	28,139,000			36,878,000

Operating Expenses:
Sales & marketing	7,601,000	15,799,000			19,426,000
General and
administrative	11,149,000	8,285,000	626,000	(c)	14,889,000
			317,000	(d)

Goodwill impairment	--	16,834,000 (h)			--
Goodwill amortization	(525,000)	889,000

Operating income	135,000	(13,668,000)	(943,000)		2,563,000

Other Income (Expense):
Interest income	195,000	36,000
Interest expense	(1,152,000)	(10,000)	(2,061,000)	(e)	(353,000)
Other income (expense), net	2,030,000

Total other income (expense)	1,073,000	26,000	(2,061,000)		(353,000)

Income (loss) Before Income	1,208,000	(13,642,000)	(3,004,000)		2,210,000
Taxes
Income tax expense (benefit)	59,000	156,000	(1,202,000)	(f)	903,000

Income (loss) before minority interest	1,149,000	(13,798,000)	(1,802,000)		1,307,000
Minority interest	(9,000)		2,340,000	(g)

Income (loss) from continuing	1,140,000	(13,798,000)	538,000		1,307,000
operations

Preferred dividends

Income (loss) from continuing
operations applicable to
common stockholders	$1,140,000	$(13,798)	$538,000		$1,307,000

Basic and diluted income
(loss) from continuing
operations applicable to common stockholders	$0.02 (i)

Basic shares used in computations (j)	56,132,000

Diluted shares used in	56,239,000

F-27

Eos International, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations Year ended December 31, 2001

	IFS Merger Adjustments	Combined Companies	Financing Adjustments (l)		Combined As Adjusted

Sales	$--	147,646,000			147,646,000
Cost of sales		64,269,000			64,269,000

Gross profit		83,377,000			83,377,000

Operating Expenses:
Sales & marketing		42,826,000			42,826,000
General and
administrative	110,000 (k)	35,376,000			35,376,000

Goodwill impairment		16,834,000			16,834,000
Goodwill amortization		364,000			364,000

Operating income	(110,000)	(12,023,000)			(12,023,000)

Other Income (Expense):
Interest income		231,000			231,000
Interest expense		(3,576,000)	198,000	(m)	(3,378,000)
Other income (expense), net		2,030,000			2,030,000

Total other income (expense)		(1,315,000)	198,000		(1,117,000)

Income (loss) Before Income Taxes	(110,000)	(13,338,000)	198,000		(13,140,000)
Income tax expense (benefit)		(84,000)			(84,000)

Income (loss) before minority	(110,000)	(13,254,000)	198,000		(13,056,000)
interest

Minority interest		2,331,000			2,331,000

Income (loss) from continuing operations	(110,000)	(10,923,000)	198,000		(10,725,000)

Preferred dividends			414,000	(n)	414,000

Income (loss) from continuing
operations applicable to
common stockholders	$(110,000)	$(10,923,000)	$(216,000)		$(11,139,000)

Basic and diluted income
(loss) from continuing
operations applicable to common stockholders					$(0.14) (i)

Basic shares used in computations(j)					81,020,000 (o)

Diluted shares used in computations					81,020,000 (o)

F-28

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2001

(a)

In July 2001, Eos International Inc., a Delaware corporation (“Eos”), which at such time was a public shell, consummated a reverse merger with Discovery Toys, Inc. (“Discovery Toys”), as reported in Eos’ Current Report on Form 8-K, and an amendment thereto on Form 8-K/A, filed with the SEC on August 1, 2001 and December 17, 2001, respectively, and was reflected in the financial statements of Eos filed as part of Eos’ Form 10-K for the year ended December 31, 2001, filed with the SEC on April 10, 2002. The unaudited pro forma condensed statements of operations for the year ended December 31, 2001 are based on the historical statements of operations of Eos and Discovery Toys, its wholly-owned subsidiary, adjusted to include certain historical Eos expenses of $1.2 million per year estimated to continue subsequent to the merger. These expenses relate to existing Eos facilities and equipment to be used by the combined entity and Eos personnel that continued to be employed by the combined entity. Because Eos, prior to its merger with Discovery Toys in July 2001, was a public shell with no viable operations of its own, it has no continuing operations on a pro forma basis. The pro forma financial statements therefore do not include Eos’ historical results of operations except for the expenses noted above. Accordingly, $600,000 of historical Eos’ expenses incurred prior to the reverse merger are included in the above operating results for the year ended December 31, 2001.

(b)

On December 14, 2001, Eos purchased the Regal Greetings & Gifts division of MDC Corporation, Inc., an Ontario corporation (“MDC”) and also purchased Prime De Luxe, Inc. (a subsidiary of MDC Corporation) (collectively, “Regal”). The business of Regal consists of all the assets of an ongoing business, including cash, accounts receivable, property and equipment, inventory and prepaid expenses. This acquisition was accounted for as a purchase. The above pro forma statement of operations therefore includes the historical operations of Regal for the period from January 1, 2001 through December 14, 2001, which is the period prior to the acquisition. Additional pro forma adjustments related to the acquisition of Regal are discussed below. The period after the acquisition is included in Eos’ data.

(c)	To adjust for amortization of a Customer List valued at $3,132,000 over estimated 5-year life.

(d)

To adjust for the Management Consulting Agreement between Eos and Regal for services that will be provided by Anthony Calandra and William Walsh. Pursuant to the agreement, management consulting services are to be provided to Regal over a 10 year period for a fee of $317,000 per year.

(e)

To record interest expense related to the acquisition of Regal consisting of the stated interest rate on the face amount of the notes and imputed interest attributable to the seller financing, which was obtained at an interest rate below market. Imputed interest on the seller financing reflects interest expense at market rates at the time the financing was obtained.

(f)	Adjustment for tax effect of pro forma adjustments assuming a 40% effective tax rate.

(g)	Adjusted for the effect of the minority interest of 15% as it relates to the historical operations of Regal from January 1, 2001 through December 14, 2001 and the pro forma adjustments to Regal.

F-29

(h)

Goodwill impairment recorded during the period from January 1, 2001 through December 14, 2001, on Regal’s historical financial statements is not expected to be a recurring item. No goodwill amortization resulting from the acquisition of Regal by Eos has been recorded in accordance with SFAS 142.

(i)

Loss per share for the year ended December 31, 2001 includes $1.2 million of historical Eos expense estimated to continue subsequent to the merger with Discovery Toys. Accordingly, $600,000 of historical Eos’ expenses incurred prior to the reverse merger are included in the above. Eos’ basic and diluted net income per share, as reported in its annual report filed on Form 10-K for the year ended December 31, 2001 was $0.04 per share. Basic and diluted weighted average shares used in these computations were 45,900,000 and 46,007,000, respectively.

(j)

Adjusted for shares issued to effect the merger between Eos and Discovery Toys as if it occurred on January 1, 2001. These include 33,772,000 shares to Discovery Toys to effect the reverse merger in July 2001 and 22,360,000 shares of Eos that were outstanding prior to the reverse merger.

(k)	To adjust for amortization of franchisee relationships valued at $548,000 over estimated 5-year life.

(l)	The financing adjustments have been included because Eos’ acquisition of IFS was contingent upon the execution of each of the financing transactions.

(m)	Adjustment to reflect elimination of interest expense resulting from the retirement of the bridge notes.

(n)	Adjustment to reflect deemed dividend of 13% on redeemable Eos Series D Preferred Stock.

(o)

Adjusted to reflect the private placement of 8,000,000 shares of Eos common stock sold for $4.0 million that were used to repay a portion of Eos’ short-term bridge notes; the issuance of 900,000 shares of Eos common stock to the placement agent in connection with Eos’ $7.5 million private equity offering; and the issuance of 15,988,000 shares of Eos common stock to effect the acquisition of IFS. This amount excludes 7,000,000 shares sold for $3.5 million that will be retained for general corporate purposes, of which $1.2 million may only be used for the compensation of Eos’ chief executive officer, chief financial officer, or accounting staff or consultants; specified recruiting fees; costs related to acquisitions of businesses; costs related to the refinancing of debt; costs related to investment banking services; payments to avoid default on any debt; and any other expenditures agreed upon by Eos and the holders of Eos Series D Preferred Stock. Should these funds not be expended for such purposes by July 4, 2004, such funds would be restricted for redemption of the Eos Series D Preferred Stock.

F-30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2003	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.111*	Agreement, dated as of January 14, 2003, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.112*	Amended and Restated Registration Rights Agreement, dated as of January 14, 2003, among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.113*	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003 issued to DL Holdings I, L.L.C.

10.114*	Eos International, Inc. Amended and Restated Common Stock Purchase Warrant, dated January 14, 2003, issued to Weichert Enterprise LLC

10.115*	Letter Agreement, dated January 14, 2002, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

10.116*	Form of Subscription Agreement between Eos International, Inc. and Investors

99.1*	Press Release, dated January 14, 2003

_________________

*	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2003.